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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement filed on Form S-8 of Sipex Corporation of our report dated February 9, 2001 relating to the consolidated balance sheets of Sipex Corporation as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Sipex Corporation.

KPMG LLP

/s/ KPMG LLP

Boston, Massachusetts
May 22, 2001